                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 1st day of April, 2002, by and between HEINZ STUBBLEFIELD, an individual resident of the State of Maryland ("Employee"), and AHL SERVICES, INC., a Georgia corporation with its principal place of business in Plymouth, Minnesota (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company, on the terms and conditions hereinafter set forth, effective as of April 1, 2002 (the "Effective Date");

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                  Section 1 Employment.

                  Subject to satisfactory analyst references and the terms hereof, Employee is hereby employed on the Effective date as the Chief Financial Officer ("CFO") of the Company or in such other capacity as the Board of Directors of the Company (the "Board of Directors") may determine in its discretion from time to time. Employee agrees to devote his full business time, attention, skill and efforts exclusively to the faithful performance of his duties hereunder.

                  Section 2 Term of Employment.

                  Employee's employment hereunder shall be from the Effective Date until the fourth anniversary of the Effective Date unless terminated earlier as provided herein (the "Term"). The Term may be extended by written agreement between Employee and an authorized representative of the Company.

                  Section 3 Compensation.

                  The Company will provide Employee with the following compensation during the Term:

                           (a) Base Salary. Employee will be paid no less than Two Hundred Fifty Thousand Dollars ($250,000.00) per annum, less deductions and withholdings required by applicable law ("Base Salary"), in equal monthly installments or more frequent installments as are customary under the Company's payroll practices from time to time. The Base Salary shall be reviewed by the Board of

                                    Directors on at least an annual basis and may be increased at its discretion.

                           (b) Bonus. Employee shall be eligible for an annual bonus ("Bonus") of up to 50% of Base Salary, payable at the sole discretion of the Board of Directors. The Bonus will generally be contingent upon the Company's financial performance and Employee's achievement of objectives established by the Chief Executive Officer. Any Bonus awarded hereunder shall be paid within a reasonable time following the Company's receipt of annual audited financial results (which is expected to occur in March of each year).

                           (c) Expenses. the Company shall reimburse Employee for all reasonable and necessary expenses incurred by Employee at the request of and on behalf of the Company upon submission of adequate documentation from Employee.

                           (d) Benefit Plans. Employee may participate in such medical, dental, disability, hospitalization, life insurance and other benefit plans (such as pension and profit sharing plans) as the Company maintains from time to time for the benefit of other executives of the Company, on the terms and subject to the conditions set forth in such plans.

                  Section 4 Termination.

                  4.1 Methods of Termination. This Agreement and Employee's employment with the Company shall terminate at the end of the Term, or earlier as follows:

                           (a) For Good Cause. The Company may terminate this Agreement and Employee's employment at any time for Good Cause ("Good Cause Termination"). "Good Cause" means Employee
                                    (i) is convicted of, pleads guilty to, or confesses to any felony or a misdemeanor involving moral turpitude; (ii) has committed an act of fraud, misappropriation or embezzlement or an act evidencing dishonesty toward the Company or an affiliate of the Company, as determined by the Company in good faith; (iii) has engaged in conduct materially damaging to the property, business, or reputation of the Company or an affiliate of the Company, as determined by the Company in good faith;
                                    (iv) has negligently committed an act or omission which has materially damaged or prejudiced the Company which is not reasonably cured within thirty (30) days after Employee receives written notice from the Company; (v) has breached this Agreement, which breach is not cured within thirty (30) days after Employee receives written notice of the breach from the Company; (vi) if having corrected a breach, act or omission as set forth in this Section 4.1(a), Employee thereafter commits a similar act, omission or breach; and (vii) Employee fails to comply with his obligations pursuant to Section 7 hereto.

                           (b) Company Notice. The Company may immediately terminate this Agreement and Employee's employment at any time for any reason not included in the definition of Good Cause by giving Employee written notice of such termination ("Company Notice Termination.")

                           (c) Employee Notice. Employee may terminate this Agreement and his employment with the Company at any time for any reason by giving the Company thirty (30) days prior written notice of such termination ("Employee Notice Termination").

                           (d) Death or Disability. This Agreement and Employee's employment will terminate immediately upon the death or Disability of Employee ("Death or Disability Termination"). "Disability" shall mean the inability of Employee for an aggregate of more than three (3) months during any consecutive twelve (12) month period to perform the essential functions of Employee's job due to a physical or mental impairment, incapacity or infirmity, and with respect to which the Company is unable to provide accommodations without undue hardship.

                  4.2      Results of Termination.

                           (a) Good Cause Termination or Employee Notice Termination. If this Agreement and Employee's employment with the Company are terminated by Good Cause Termination or Employee Notice Termination, Employee's compensation and benefits hereunder will terminate effective as of the date Employee's employment so terminates; provided, however, that Employee shall be entitled to receive any earned but unpaid Base Salary and Bonus. Subject to Section 3(b) hereof, Employee shall be deemed to have earned any Bonus payable with respect to the calendar year in which such termination occurs on a prorated basis (based on the number of days in such calendar year through and including the date of termination divided by 365). Any such Bonus shall be payable on the date on which the Bonus would have been paid had Employee continued his employment hereunder.

                           (b) Company Notice Termination. If Employee's employment hereunder is terminated by Company Notice Termination, the Company shall: (i) pay Employee any earned but unpaid Salary and Bonus; and (ii) continue to pay Employee his Base Salary for a period of twelve (12) months following the date Employee's employment so terminates, on the same basis as if Employee continued to serve as an employee hereunder; provided, however, that if Employee receives a Change of Control payment pursuant to Section 5 hereof, his right to receive continuing Base Salary payments pursuant to this Section 4.2(b)(ii) shall immediately terminate. Subject to Section 3(b) hereof, Employee shall be deemed to have earned any Bonus payable with respect to the calendar year in which the such termination occurs on a prorated basis (based on the number of days in such calendar year through and including the date of termination divided by 365). Any such Bonus shall be payable on the date on which the Bonus would have been paid had Employee continued his employment hereunder.

                           (c)      Death or Disability Termination. If
                                    Employee's employment hereunder is
                                    terminated due to a Death or Disability
                                    Termination, the Company shall: (i) pay
                                    Employee any earned but unpaid Salary and Bonus; and (ii) continue to pay Employee (or his estate) his Base Salary for a period of ninety (90) days following the date Employee's employment so terminates, on the same basis as if Employee continued to serve as an employee hereunder; provided, however, that if Employee receives a Change of Control payment pursuant to Section 5 hereof, his right to receive continuing Base Salary payments pursuant to this Section 4.2(b)(ii) shall immediately terminate. Subject to Section 3(b) hereof, Employee shall be deemed to have earned any Bonus payable with respect to the calendar year in which the such termination occurs on a prorated basis (based on the number of days in such calendar year through and including the date of termination divided by 365). Any such Bonus shall be payable on the date on which the Bonus would have been paid had Employee continued his employment hereunder.

                  Section 5 Change of Control.

                  5.1 Change of Control Payment. If the Company undergoes a Change of Control or a Going Private Transaction (as hereinafter defined) prior to the second anniversary of the Effective Date, and provided Employee is employed by the Company at such time, Employee will receive a lump-sum payment in the amount of Five Hundred Thousand Dollars ($500,000). If a Change of Control or a Going Private Transaction occurs following the second anniversary of the Effective Date, and provided Employee is employed by the Company at such time,

Employee will receive a lump sum payment in the amount of Two Hundred Fifty Thousand Dollars ($250,000).

                  5.2 Definitions. A "Change of Control" shall be deemed to have occurred if (i) any person or any two or more persons acting as a group (exclusive of Frank A. Argenbright, Jr.), and all affiliates of such person or persons (a "Group"), who prior to such time owned less than 50% of the then outstanding shares of capital stock of the Company, shall acquire shares of capital stock of the Company in one or more transactions or series of transactions, and after such transaction or transactions such person or group and affiliates beneficially own 50% or more of the Company's shares of capital stock, (ii) the Company shall sell all or substantially all of its assets to any Group which, immediately prior to the time if such transaction, owned less than 50% of the shares of capital stock of the Company, or (iii) the Company shall merge with or consolidate into any Group which, immediately prior to the time of such transaction, owned less than 50% of the shares of capital stock of the Company, and shall not be the surviving entity of such merger or consolidation. A "Going Private Transaction" is a transaction in which (or an event upon the occurrence of which), upon consummation, the Company ceases to exist as a public company.

                  Section 6 Stock Options.

                  6.1 Grant of Stock Options. In order to more closely align Employee's interests with those of the Company's shareholders, Employee will be granted stock options pursuant to the 1997 Stock Incentive Plan, as amended (the "Plan"), as follows:

                           (a)      Stock Option Grant.

                                    (i)      Effective as of April 1, 2002 (the
                                             "Grant Date"), Employee is hereby
                                             granted stock options to purchase
                                             250,000 shares of common stock of
                                             the Company at an exercise price of
                                             $5.00 per share (the "Stock
                                             Options"). The Stock Options shall
                                             become exercisable in accordance
                                             with the following vesting
                                             schedule:


          VESTING DATE                             NUMBER OF SHARES
          ------------                             ----------------
First Anniversary of Effective Date                     62,500
Second Anniversary of Effective Date                    62,500
Third Anniversary of Effective Date                     62,500
Fourth Anniversary of Effective Date                    62,500


                                    (ii)     The Stock Options granted under
                                             Section 6.1(a)(i) will expire ten
                                             years from the Grant Date, except
                                             as otherwise provided in Section
                                             6.2 hereof.

                           (b) Accelerated Vesting. The Stock Options granted to Employee pursuant to this Agreement will become fully exercisable if the Company undergoes a Change of Control or consummates a Going Private Transaction as defined herein.

                           (c) Stock Splits and Recapitalization. The number of shares of common stock issuable upon exercise of the Stock Options granted to Employee by the Company and the exercise price of such options shall be automatically adjusted to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends, stock splits, recapitalizations or extraordinary distributions or dividend on its shares to compensate Employee for the economic effect thereof. If any adjustment under this Section would create the right of Employee to acquire a fractional share of stock, such fractional share shall be disregarded and the number of shares of common stock subject to the options shall be the next lower number of whole shares of common stock, rounding all fractions downward.

                  6.2 Termination of Employment. The grant of Stock Options to Employee under this Agreement shall not restrict or in any manner affect the Company's right to terminate the employment of Employee at any time, with or without cause. If Employee's employment is terminated pursuant to Death or Disability Termination, all Stock Options previously granted to Employee will immediately become exercisable upon such termination, and the Stock Options will expire in accordance with their respective scheduled expiration dates. If Employee's employment is terminated pursuant to Company Notice Termination, all Stock Options previously granted to Employee will immediately become exercisable upon such termination, and the Stock Options will expire on the first anniversary of the Termination Date (as defined below). If Employee's employment is terminated pursuant to Good Cause Termination or Employee Notice Termination:
(i) Stock Options that are not exercisable as of the Termination Date shall be forfeited on the Termination Date; and (ii) Stock Options which are exercisable as of the Termination Date will be exercisable for a period of one year from the Termination Date, and after such one year period, all unexercised Stock Options will expire. Upon the death of Employee, any Stock Options which Employee would otherwise be entitled to exercise pursuant to this paragraph may be exercised by his personal representatives or heirs, as applicable.

                  6.3 Exercise. Vested Stock Options may be exercised by Employee upon five business days' written notice of exercise to the Company, specifying the number of shares to be purchased and the total purchase price, accompanied by a check payable to the order of the Company in the amount of the purchase price. If the Company is required to make withholdings related to any present or future tax imposed as result of a Stock Option exercise, the notice of exercise shall be accompanied by an additional check payable to the order of the Company in an amount equal to such withholding. Employee agrees to enter into any agreement that the Company may request in connection with the exercise of any Stock Options.

                  6.4 Nontransferable. Except as provided herein, the Stock Options shall not be transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and such options shall be exercisable during Employee's lifetime only by Employee. Upon Employee's death, vested Stock Options may be transferred under applicable laws of descent and distribution to Employee's estate, subject to the requirements of Section 6.2 hereof.

                  6.5 Securities Act. THE STOCK OPTIONS AND THE SHARES OF COMMON STOCK (THE "SHARES") ISSUABLE UPON EXERCISE OF THE STOCK OPTIONS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THE STOCK OPTIONS AND SHARES ARE OFFERED PURSUANT TO EXEMPTIONS PROVIDED BY SECTION 4(2) OF THE ACT AND CERTAIN RULES AND REGULATIONS PROMULGATED PURSUANT THERETO. THE SHARES MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO EMPLOYER AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  6.6 Registration Statement on Form S-8. The Company undertakes to file a Registration Statement on Form S-8 to register the shares of common stock issuable upon exercise of the Stock Options within twelve months from the date of this Agreement.

                  6.7 Non-Incentive Options. The Stock Options granted by the Company to Employee are not intended to be, and shall not be treated as, incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

                  6.8 Inconsistent Terms. To the extent that the terms of the Stock Options granted herein are inconsistent with the terms of the Plan, the terms of the Stock Options granted herein shall control.

                  Section 7 Partial Restraint on Post-termination Competition.

                  7.1      Restrictions on Conduct of Executive.

                           (a) General. Employee and the Company understand and agree that the purpose of the provisions of this Section 7 is to protect legitimate business interests of the Company, as more fully described below, and is not intended to eliminate Employee's post-employment competition with the Company per se, nor is it intended to impair or infringe upon Employee's right to work, earn a living, or acquire and possess property from the fruits of his labor. Employee hereby acknowledges that the post-employment restrictions set forth in this Section 7 are reasonable and that they do not, and will not, unduly impair his ability to earn a living after the termination of this Agreement. Therefore, subject to the limitations of reasonableness imposed by law, Employee shall be bound to the restrictions set forth in this Section 7.

                           (b) Definitions. The following capitalized terms used in this Section 7 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

                           "Company Activities" means all business activities
engaged in or actively pursued by the Company as of the Termination Date.

                           "Confidential  Information" means all information
regarding the Company, its activities, business or clients that is the subject of reasonable efforts by the Company to maintain its confidentiality and that is not generally disclosed by practice or authority to persons not employed by the Company, but that does not rise to the level of a Trade Secret. "Confidential Information" shall include, but is not limited to, financial plans and data concerning the Company; management planning information; business plans; operational methods; market studies; marketing plans or strategies; product development techniques or plans; customer names; details of customer contracts; current and anticipated customer requirements; past, current and planned research and development; business acquisition plans; and new personnel acquisition plans. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company. This definition shall not limit any definition of "confidential information" or any equivalent term under state or federal law.

                           "Material Contact" shall mean (i) actual contact
between Employee and each Protected Customer with whom Employee had interaction in an effort to further a business relationship on behalf of the Company; and
(ii) those situations where Employee obtained or was exposed to information regarding a Protected Customer's business requirements, operations, pricing, or relationship with the Company as a result of his role as CFO and and/or a senior executive of the Company.

                           "Person" means any individual or any corporation,
partnership, joint venture, limited liability company, association or other entity or enterprise.

                           "Principal or Representative" means a principal,
owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

                           "Protected Customers" means any Person to whom the
Company has sold its products or services or solicited to sell its products or services during the twelve (12) months prior to the Termination Date.

                           "Protected Employees" means all employees of the
Company who were employed by the Company at any time within twelve (12) months prior to the Termination Date.

                           "Restrictive Covenants" means the restrictive
covenants contained in Section 7(c) hereof.

                           "Restricted Period" means (i) for Restrictive
Covenants, the Term and a period extending one (1) year from the Termination Date; and (ii) for Confidential Information, the Term and a period extending five (5) years from the Termination Date.

                           "Termination Date" means the date of termination of
Employee's employment with the Company for any reason whatsoever.

                           "Territory" means the United States of America and
any other territory or country in which the Company engages in business as of the Termination Date.

                           "Trade Secret" means all information, without regard
to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential customers, advertisers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, Trade Secret means any item of confidential information that constitutes a "trade secret(s)" under the common law or statutory law of the State of Minnesota.

                           "Work Product" means any and all work product,
property, data documentation or information of any kind, prepared, conceived, discovered, developed or created by Employee for the Company or its subsidiaries, or any of the Company's or its subsidiary's clients or customers.

                           (c)      Restrictive Covenants.

                                    (i)      Restriction on Disclosure and Use
                                             of Confidential Information and
                                             Trade Secrets. Employee
                                             acknowledges and agrees that as a
                                             senior executive he will obtain or
                                             be exposed to the Company's Trade
                                             Secrets and Confidential
                                             information and that such Trade
                                             Secrets and Confidential
                                             Information would inevitably be
                                             disclosed should Employee work in
                                             an executive capacity for a
                                             competitor of the Company. Employee
                                             understands and agrees that the
                                             Confidential Information and Trade
                                             Secrets constitute valuable assets
                                             of the Company and its affiliated
                                             entities, and may not be converted
                                             to his own use. Accordingly, except
                                             as necessary for Employee to
                                             perform his normal
                                             and customary duties for the
                                             Company, Employee hereby agrees
                                             that he shall not, directly or
                                             indirectly, at any time during the
                                             Restricted Period reveal, divulge,
                                             or disclose to any Person not
                                             expressly authorized by the Company
                                             any Confidential Information, and
                                             Employee shall not, directly or
                                             indirectly, at any time during the
                                             Restricted Period use or make use
                                             of any Confidential Information in
                                             connection with any business
                                             activity other than that of the
                                             Company. Throughout the Term at all
                                             times after the date that this
                                             Agreement terminates for any
                                             reason, Employee shall not directly
                                             or indirectly transmit or disclose
                                             any Trade Secret of the Company to
                                             any Person, and shall not make use
                                             of any such Trade Secret, directly
                                             or indirectly, for himself or for
                                             others, without the prior written
                                             consent of the Company, for so long
                                             as the material or information
                                             remains a Trade Secret. The parties
                                             acknowledge and agree that this
                                             Agreement is not intended to, and
                                             does not, alter either the
                                             Company's rights or Employee's
                                             obligations under any state or
                                             federal statutory or common law
                                             regarding trade secrets and unfair
                                             trade practices. Anything herein to
                                             the contrary notwithstanding,
                                             Employee shall not be restricted
                                             from disclosing or using
                                             Confidential Information that is
                                             required to be disclosed by law,
                                             court order or other legal process;
                                             provided, however, that in the
                                             event disclosure is required by
                                             law, Employee shall provide the
                                             Company with prompt notice of such
                                             requirement so that it may seek an
                                             appropriate protective order prior
                                             to any such required disclosure.

                                    (ii)     Nonsolicitation of Protected
                                             Employees. Employee understands and
                                             agrees that the relationship
                                             between the Company and each of its
                                             Protected Employees constitutes a
                                             valuable asset of the Company and
                                             may not be converted to Employee's
                                             own use. Accordingly, Employee
                                             hereby agrees that during the
                                             Restricted Period Employee shall
                                             not directly or indirectly on
                                             Employee's own behalf or as a
                                             Principal or Representative of any
                                             Person or otherwise solicit or
                                             induce any Protected Employee to
                                             terminate his or his employment
                                             relationship with the Company or to
                                             enter into employment with any
                                             other Person.

                                    (iii)    Non-Solicitation of Protected
                                             Customers. The Confidential
                                             Information, Trade Secrets, and
                                             other valuable proprietary
                                             information maintained by the
                                             Company about its Protected
                                             Customers (including but not
                                             limited to those Protected
                                             Customers' names and employment
                                             needs) and the
                                             particulars of its relationship
                                             with such Protected Customers are
                                             among the most valuable assets of
                                             the Company. Thus, Employee agrees
                                             that during the Restricted Period,
                                             Employee shall not solicit any
                                             Protected Customers of the Company
                                             with whom Employee had Material
                                             Contact during the last twelve
                                             months of Employee's employment
                                             with the Company for the purpose of
                                             competing with the Company.

                                    (iv)     Covenant Not to Compete. Employee
                                             agrees that during the Restricted
                                             Period, he will not, in the
                                             Territory, either alone or in
                                             conjunction with others, be
                                             employed or provide services to a
                                             competitor of the Company for the
                                             purpose of competing with the
                                             Company in the Company Activities.

                                    (v)      Ownership of Work Product. To the
                                             greatest extent possible, all Work
                                             Product shall be deemed to be "work
                                             made for hire" (as defined in the
                                             Copyright Act, 17 U.S.C.A.ss.ss.101
                                             et seq., as amended) and owned
                                             exclusively by the Company.
                                             Employee hereby unconditionally and
                                             irrevocably transfers and assigns
                                             to the Company all rights, title
                                             and interest Employee may have in
                                             or to any and all Work Product,
                                             including, without limitation, all
                                             patents, copyrights, trademarks,
                                             service marks and other
                                             intellectual property rights.
                                             Employee agrees to execute and
                                             deliver to the Company any
                                             transfers, assignments, documents
                                             or other instruments which the
                                             Company may deem necessary or
                                             appropriate to vest complete title
                                             and ownership of any and all Work
                                             Product, and all rights therein,
                                             exclusively in the Company.

                           (d)      Enforcement of Restrictive Covenants.

                                    (i)      Rights and Remedies Upon Breach. In
                                             the event Employee breaches, or
                                             threatens to commit a breach of,
                                             any of the provisions of the
                                             Restrictive Covenants, the Company
                                             shall have the following rights and
                                             remedies, which shall be
                                             independent of any others in this
                                             Agreement and severally
                                             enforceable. The following rights
                                             and remedies are not in lieu of any
                                             other rights and remedies available
                                             to the Company at law or in equity:

                                    (ii)     the right and remedy to enjoin,
                                             preliminarily and permanently,
                                             Employee from violating or
                                             threatening to violate the
                                             Restrictive Covenants and to have
                                             the Restrictive Covenants
                                             specifically enforced by any court
                                             of
                                             competent jurisdiction, it being
                                             agreed that any breach or
                                             threatened breach of the
                                             Restrictive Covenants would cause
                                             irreparable injury to the Company
                                             and that money damages alone would
                                             not provide an adequate remedy to
                                             the Company; and

                                    (iii)    the right and remedy to require
                                             Employee to account for and pay
                                             over to the Company all
                                             compensation, profits, monies,
                                             accruals, increments or other
                                             benefits derived or received by
                                             Employee as the result of any
                                             transactions constituting a breach
                                             of the Restrictive Covenants.

                           (e)      Severability of Covenants. Employee
                                    acknowledges and agrees that the Restrictive
                                    Covenants are reasonable and valid in time and scope and in all other respects. The covenants set forth in this Agreement shall be considered and construed as separate and independent covenants. Should any part or provision of any covenant be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, the territory, the definition of activities or the definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and Employee in agreeing to the provisions of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

                           (f) Passive Investments. Nothing contained in this Section 7 shall prohibit Employee from acquiring less than five percent (5%) of any company whose common stock is publicly traded on a national securities exchange or in the over-the-counter market.

                  Section 8 Miscellaneous.

                  8.1 Severability. The covenants in this Agreement shall be construed as covenants independent of one another and as obligations distinct from any other contract between Employee and the Company. Any claim that Employee may have against the Company shall not constitute a defense to enforcement by the Company of this Agreement.

                  8.2 Survival of Obligations. The covenants in Section 7 shall survive termination of Employee's employment, regardless of who causes the termination and under what circumstances.

                  8.3 Notices. Any notice or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered in person or by courier, by telecopy transmission or sent by any express mail service, postage or fees prepaid at the following addresses:

                  The Company

                           AHL Services, Inc.
                           2 Carlson Parkway
                           Suite 400
                           Plymouth, MN 55447
                           Attention: Debra McCreight, VP Human Resources Telecopy No.: (763) 745-1902


                  Employee

                           Heinz Stubblefield
                           ------------------------------
                           ------------------------------
                           Telecopy No.:
                                         ----------------

or at such other address or number for a party as shall be specified by like notice. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or its agent.

                  8.4 Binding Effect. This Agreement inures to the benefit of, and is binding upon, the Company and their respective successors and assigns, and Employee, together with Employee's executor, administrator, personal representative, heirs, and legatees.

                  8.5 Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by all of the parties hereto.

                  8.6 Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with, the laws of the State of Minnesota. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority or by any board of arbitrators by reason of such party or its counsel having or being deemed to have structured or drafted such provision.

                  8.7 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise specified to the contrary, all references to sections and paragraph headings are references to sections and paragraph headings of this Agreement.

                  8.8 Specific Performance. Each party hereto hereby agrees that any remedy at law for any breach of the provisions contained in this Agreement shall be inadequate and that the other parties hereto shall be entitled to specific performance and any other appropriate injunctive relief in addition to any other remedy such party might have under this Agreement or at law or in equity.

                  8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 AHL SERVICES, INC.


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                        ----------------------------------------

                                 EMPLOYEE


                                 -----------------------------------------------
                                 Heinz Stubblefield